Media:
For immediate release                                         Mitchell Brown
April 18, 2005                                                610.818.6563

                     KRAMONT ANNOUNCES COMPLETION OF MERGER

     Plymouth Meeting, Penn. April 18, 2005--Kramont Realty Trust (NYSE:KRT) announced today that it has completed its merger into an affiliate of Melbourne, Australia-based Centro Properties Limited (ASX:CNP), CWAR OP Merger Sub III Trust. Shareholders will be contacted by American Stock Transfer & Trust Company and given instructions on how to surrender their share certificates for payment.

                               About Centro Watt

     CWAR OP Merger Sub III Trust is wholly owned by Centro Watt America III L.P., a Delaware limited partnership owned by subsidiaries of Centro Properties Group (comprised of Centro Property Trust and Centro Properties Limited), an Australian listed retail property organization specializing in the ownership, management and development of retail properties throughout Australia and New Zealand and in the United States, and by a subsidiary of Watt Family Properties, Inc., a California corporation, which does business under the name Watt Commercial Properties of California.

                             Safe Harbor Statement

     Certain statements contained in this press release that are not related to historical results, are forward-looking statements, such as anticipated liquidity and capital resources, closing of financing commitments and anticipated occupancy dates for new tenants. The matters referred to in forward-looking statements are based on assumptions and expectations of future events which may not prove to be accurate and which could be affected by the risks and uncertainties involved in the Company's business many of which cannot be predicted with accuracy and some of which might not even be anticipated. Prospective investors are cautioned that any such statements are not guarantees of future performance and that actual results may differ materially from those projected and implied in the forward-looking statements. These risks and uncertainties include, but are not limited to, the burden of the Company's substantial debt obligations; the risk that the Company may not be able to refinance its debt obligations on reasonable terms, if at all; the highly competitive nature of the real estate leasing market; adverse changes in the real estate markets including, among other things, competition with other companies; general economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of prospective tenants and lease rents; financial condition and bankruptcy of tenants, including termination of leases by bankrupt tenants; the availability and terms of debt and equity financing; risks of real estate acquisition, expansion and renovation; construction and lease-up delays; the level and volatility of interest rates; governmental actions and initiatives; environmental/safety requirements; as well as certain other risks described in the Company's Form 10-K. Subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by cautionary statements in this paragraph and elsewhere described in the Company's Form 10-K and in other reports we filed with Securities and Exchange Commission.